Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, CA	Chartered Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use, in the Form 10-KSB for Empyrean Communications, Inc., of our report dated April 15, 2003 relating to the December 31, 2002 financial statements of Empyrean Communications, Inc., which appears in such Form.

Vancouver, Canada	"Amisano Hanson"
April 12, 2004	Chartered Accountants

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net